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                                                                    EXHIBIT 23.2


                        Consent Of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of The Williams Companies, Inc. on Form S-3, being filed pursuant to Rule 462(b), of our report dated January 27, 1998 (March 3, 1998, as to Notes 2 and 16 to the MAPCO Inc. consolidated financial statements) with respect to the consolidated financial statements of MAPCO Inc., which report includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13, incorporated by reference in Form S-3 Registration Statement No. 333-53511 and appearing in the Current Report on Form 8-K of The Williams Companies, Inc. dated May 18, 1998 and to the reference to us under the heading "Experts" in Registration Statement No. 333-53511.



Deloitte & Touche LLP
Tulsa, Oklahoma
July 23, 1998